UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 3, 2003
Date of Report (Date of earliest event reported)

CenterSpan Communications

(Exact Name of Registrant as Specified in Charter)

Oregon
(State or Other Jurisdiction
of Incorporation)

0-25520
(Commission File No.)

93-1040330
(IRS Employer
Identification No.)

     7175 NW Evergreen Parkway #400, Hillsboro, Oregon 97124-5839 (Address of principal executive offices, including Zip Code)

(503) 615-3200
(Registrant’s telephone number, including area code)

Item 5. Other Events
SIGNATURE

Item 5. Other Events

     On March 18, 2003 CenterSpan Communications Corporation received a letter from Nasdaq stating that the price at which CenterSpan’s Common Stock had been trading was below the minimum required threshold of $1.00 for 30 consecutive days and that Nasdaq is reviewing CenterSpan’s eligibility for continued listing on that market. As part of its review, Nasdaq granted CenterSpan a grace period to cure this deficiency. Accordingly, the closing bid price for CenterSpan’s Common Stock must be a minimum of $1.00 for any 10 consecutive trading days before September 15, 2003 or CenterSpan’s Common Stock could be delisted from the Nasdaq National Market.

     On April 3, 2003 CenterSpan Communications Corporation received a second letter from Nasdaq stating that, based on a review of the Company’s Annual Report on Form 10-K for the year ended December 31, 2002, the Company’s stockholders’ equity is less than the minimum threshold of $10 million required for the continued listing of its Common Stock on The Nasdaq National Market. Accordingly, Nasdaq is reviewing CenterSpan’s eligibility for continued listing on that market. Nasdaq has requested that the Company provide, on or before April 16, 2003, a specific plan to achieve and sustain compliance with all applicable Nasdaq National Market continued listing requirements. If Nasdaq determines that CenterSpan has not presented a satisfactory plan to achieve and sustain compliance with the listing requirements, Nasdaq will notify CenterSpan that its Common Stock will be delisted from The Nasdaq National Market. CenterSpan would be able to appeal any such decision.

     CenterSpan is working on a response to the Nasdaq letter but may not be able to satisfy the staff that its Nasdaq National Market listing should be continued. The Company is also exploring whether to apply to transfer its securities listing to The Nasdaq SmallCap Market. The Company believes it can satisfy the criteria to transfer its listing to the SmallCap Market.

Forward-Looking Statements

     Statements in this Current Report on Form 8-K regarding future actions by Nasdaq and CenterSpan’s response to Nasdaq requests or future decisions relative to the continued listing of the Company’s Common Stock are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Many factors could cause actual results to differ materially from those in the forward-looking statements, including: changes in the Company’s prospects or business operations; the Company’s ability to secure additional financing; changes in the market price of the Company’s Common Stock; the Company’s ability to meet continued listing criteria for the Nasdaq National market or the Nasdaq SmallCap Market; and other risks listed from time to time in the Company’s filings with the SEC, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2002 and other periodic filings. The Company does not plan to update any forward-looking statements.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 4, 2003	CENTERSPAN COMMUNICATIONS CORPORATION

	By	/s/ FRANK G. HAUSMANN, JR.

Frank G. Hausmann, Jr. President, Chief Executive Officer, Chairman of the Board and acting Chief Financial Officer